EXHIBIT 5

                                                               COMMERZBANK
                                                                     SECURITIES


                                   BASKET SC 1
                                FORWARD AGREEMENT
                AMENDED NOTICE OF EXECUTION - NOVEMBER 26TH, 2002

We are pleased to confirm the execution of the following Transactions with you.


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PARTY A (Buyer):                Commerzbank AG (acting through its affiliate,
                                Commerzbank Capital Markets Corporation)
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PARTY B (Seller):               SC Fundamental Value Fund LP
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TRADE DATE:                     November 26, 2002
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BASKET:
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                                Comprised of the following specified Shares:
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

                                NUMBER OF SHARES              TICKER           CUSIP               CLOSING PRICE
                                           64,040            CRD/A           224633206                  $5.34
                                           52,480            MIPSB           604567206                  $2.45
                                           46,170            MOLXA           608554200                  $23.08
                                          430,420            ESREE           SEDOL:2133089              $0.75
------------------------------- ---------------------------------------------------------------------------------------
FORWARD PRICE:                  The closing price of each specified Share on the relevant Exchange on the Trade Date minus $0.05 per share:
------------------------------- ---------------------------------------------------------------------------------------
                                NUMBER OF SHARES              TICKER           CUSIP               FORWARD PRICE

                                           64,040            CRD/A           224633206                  $5.29
                                           52,480            MIPSB           604567206                  $2.40
                                           46,170            MOLXA           608554200                  $23.03
                                          430,420            ESREE           SEDOL:2133089              $0.70
------------------------------- ---------------------------------------------------------------------------------------
PURCHASE AMOUNT:                Number of Shares * Forward Price (of each of the shares, respectively) (in USD).
------------------------------- ---------------------------------------------------------------------------------------
                                NUMBER OF SHARES             TICKER     FORWARD PRICE        PURCHASE AMOUNT

                                           64,040            CRD/A            $5.29              $338,771.60
                                           52,480            MIPSB            $2.40              $125,952.00
                                           46,170            MOLXA            $23.03             $1,063,295.10
                                          430,420            ESREE            $0.70              $301,294.00
                                TOTAL AMOUNT                                  $1,829,312.70

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PURCHASE DATE:                   December 27, 2002. On such date, Party A shall
                                 purchase, and Party B shall sell, the specified Number of Shares.
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SETTLEMENT DATE:                 January 2, 2003. On such date, Party A shall
                                 pay the Purchase Amount to Party B against delivery of the specified Number of Shares by Party B to Party A.

                                 If Party B fails to effect delivery of the specified Number of Shares by the close of business on the Settlement Date, Party A may unwind this transaction, no payment shall be due to Party B and Party B shall be liable for any and all costs incurred in such unwind plus a breakage fee of $0.05 per share.

                                                               COMMERZBANK
                                                                      SECURITIES
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CASH OR PHYSICAL SETTLEMENT:     On the Settlement Date, Party B shall deliver
                                 the specified Number of Shares to Party A, free and clear of any all and all restrictions, encumbrances or liens. In lieu thereof, Party B may, at its option, cash settle the Transaction upon at least three (3) Business Days prior written notice to Party A at the price determined by the Calculation Agent in its sole but reasonable discretion which shall be based on the price at which Party A is able to purchase the specified Number of Shares. Such amount shall be due on the Settlement Date.
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RELATED TRANSACTION:             Party B shall at all times be the holder of a
                                 Linear Call Option pursuant to which (i) Party B shall have "long" exposure to the Reference Amount of Shares, (ii) the maturity shall be no shorter than the Maturity Date, and (iii) the counterparty to such Linear Call Option shall be Party A, the "Linear Call Option."
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COLLATERAL:                      The Purchase Amount will be applied toward the
                                 premium requirement for the Linear Call Option on January 2, 2003 and the collateral will be held by Party A in Party B's name in an interest-bearing cash account, which may be drawn upon by Party B to mark if the Linear Call Option reaches the knockout level and Party B chooses to mark the Linear Option (by posting additional premium).
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ADJUSTMENT & EARLY UNWIND:       Party B may choose to simultaneously unwind
                                 both the Forward Contract and the Linear Call Option at any point during the period commencing on the Trade Date and ending thirty-one (31) days thereafter and cash settle the Forward Contract and the Linear Call Option at prices determined by the Calculation Agent in its sole but reasonable discretion. Settlement shall be the sixth (6th) Business Day after such notice is provided. In the event that the Knockout Level is reached during the term of this Forward Agreement and Party B does not choose to mark the Linear Call Option, this Forward Agreement shall immediately terminate and cash settle at the price determined by the Calculation Agent at its sole but reasonable discretion.

                                 Terms of trade will be adjusted to give effect to any corporate action, merger, insolvency or nationalization involving Issuer and the trade may be unwound early for the above reasons or if it becomes impracticable to freely trade in the underlying shares or otherwise to hedge Commerzbank's position.
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CALCULATION AGENT:               Commerzbank Capital Market Corp., acting on
                                 behalf of Commerz-bank AG (and its successor
                                 and assigns).
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                                       2

                                                               COMMERZBANK
                                                                      SECURITIES
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DOCUMENTATION:                   Party A and Party B will sign a Forward
                                 Purchase Agreement and Pledge Agreement after the execution of the Transaction.
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TAX, LEGAL & REGULATORY
ISSUES: Party B has consulted appropriate outside advisors regarding any relevant tax, legal or regulatory issues relating to this transaction, and is not relying on Commerzbank AG or any of its Affiliates for such advice.
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CONTACT:                         If you are interested in discussing the terms
                                 of this indicative Term Sheet in more detail, please contact:

                                 Name: Sothi Thillairajah
                                 Tel: (212) 703-4657
                                 e-mail: sothi_thillairajah@cbcm.com
                                 Fax: (212) 400-5650

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This document shall be deemed correct in all respects unless written notice of any inaccuracy is provided to us within 24 hours. Please confirm your agreement with and understanding of the foregoing by signing in the space provided below and returning this document as provided below:


Attention: Sothi Thillairajah
Fax No: 212 703 4050
Phone No: 212 703 4657


SC FUNDAMENTAL VALUE FUND, L.P.

By: SC Fundamental LLC
    General Partner



/s/ Neil H. Koffler
-------------------------
Signature of Party B
Neil H. Koffler, Member








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